Exhibit 10.1

REAFFIRMATION AND SECOND AMENDMENT TO

CREDIT AGREEMENT

This REAFFIRMATION AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 1, 2012, and is entered into by and among ENERGY WEST, INCORPORATED, a Montana corporation (the “Company”), BANK OF AMERICA, N.A., successor by merger to LaSalle Bank National Association, as agent for the “Banks” party to the Credit Agreement described below (in such capacity, the “Agent”), such Banks and each other Loan Party.

WHEREAS, the Agent, the Banks and the Company have entered into that certain Credit Agreement dated as of June 29, 2007 (as such agreement has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein and the Agent and the Banks are, subject to the terms hereof, willing to so amend the Credit Agreement.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended, as follows, by:

(a) deleting the definition of “Termination Date” appearing in Section 1.1 of the Credit Agreement and substituting the following definition therefor:

“Termination Date” means the earlier to occur of: (i) August 24, 2012 or (ii) such other date on which the Commitments terminate pursuant to Sections 6 or 12 of the Credit Agreement.

3. Ratification; No Defenses; Waiver.

(a) Obligations. All references in the Loan Documents to the “Obligations” or any other obligations, liabilities or indebtedness of the Company or any other Loan Party owing from time to time and at any time to Agent and the Banks shall be deemed to refer to, without limitation, the “Obligations” of the Obligors under, pursuant to and as defined in the Credit Agreement, as amended by this Amendment. All references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as amended by this Amendment.

(b) Ratification. In connection with the execution and delivery of this Amendment, the Company and each Loan Party, as borrower, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in its Property or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under the Loan Documents, hereby (i) acknowledges, ratifies and reaffirms all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under each of such Loan Documents, to which it is a party, and (ii) to the extent such Person granted Liens on or security interests in any of its Property pursuant to any such Loan Documents as security for the obligations, liabilities and indebtedness of such Person under or with respect to the Loan Documents (the “Liabilities”), ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests hereafter secure all of the Liabilities of such Person and the other Loan Parties, as applicable, under the Loan Documents, as amended hereby, in each case including, without limitation, all additional obligations, indebtedness and liabilities resulting from this Amendment, and as if each reference in such Loan Documents, as amended hereby, to the obligations, indebtedness and liabilities secured thereby are construed hereafter to mean and refer to such obligations, indebtedness and liabilities under Credit Agreement and the other Loan Documents, as amended hereby. By executing this Amendment, the Company and each other Loan Party hereby further ratifies, acknowledges, affirms and reconfirms that each Loan Document, as amended hereby, constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, and that each such Loan Document, as amended hereby, is in full force and effect.

(c) No Defenses. The Company and each other Loan Party hereby represent and warrant to, and covenant with the Agent and the Banks that as of the date hereof: (i) neither Company nor any other Loan Party has any defenses, offsets or counterclaims of any kind or nature whatsoever against the Agent or any Bank with respect to any of the loans or other financial accommodations made under any of the Loan Documents or any of the Loan Documents themselves, or any action previously taken or not taken by the Agent or any of the Banks with respect thereto, and (ii) the Agent and the Banks have fully performed all obligations to the Company and each other Loan Party which they may have had or have on and of the date hereof.

(d) Waiver. The Company and each other Loan Party, on its own behalf and on behalf of its representatives, partners, agents, employees, servants, officers, directors, shareholders, subsidiaries, affiliated and related companies, successors and assigns (collectively, the “Obligor Group”), hereby releases and forever discharges the Agent, the Banks, and their respective officers, directors, subsidiaries, affiliated and related companies, agents, servants, employees, shareholders, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (collectively, the “Lender Indemnified Group”), of and from all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands of whatsoever kind or nature, in law or in equity, whether known or unknown, concealed or hidden, foreseen or unforeseen, contingent or actual, liquidated or unliquidated, arising out of or relating to the Loan Documents or any of the agreements, documents and instruments executed and delivered in connection therewith or any related matter, cause or thing or any transaction contemplated thereby, that any of the Obligor Group, jointly or severally, has had, now has or hereafter can, shall or may have against the Lender Indemnified Group, or any member thereof, directly or indirectly, whether known or unknown, through the date hereof.

4. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) the Company, each other Loan Party and each Bank shall have executed and delivered this Amendment and such other documents and instruments as the Agent may reasonably require;

(b) the Company shall have delivered, or caused to be delivered, to Agent, copies of the resolutions of each Loan Party authorizing the execution, delivery and performance of this Amendment by such Loan Party certified as true, correct and complete copies thereof by the Company; and

(c) the representations and warranties set forth in Section 5 of this Amendment shall be true and correct.

5. Representations and Warranties. To induce the Agent and the Banks to enter into this Amendment, the Company and each other Loan Party hereby represents and warrants to the Agent and the Banks that:

(a) the Company and each other Loan Party is a corporation validly existing and in good standing under the laws of its respective state of incorporation; and the Company and each other Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect;

(b) the Company and each other Loan Party is duly authorized to execute and deliver this Amendment and each of the other Loan Documents executed in connection herewith, the Company is duly authorized to borrow additional Loans provided for hereunder and each of the Company and each other Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party, as the same are amended hereby. The execution, delivery and performance by the Company and each other Loan Party of this Agreement and the additional borrowings by the Company provided for hereunder, do not and will not: (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with: (A) any provision of law, (B) the charter, bylaws or other organizational documents of the Company or any other Loan Party or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of the Company or any other Loan Party; and

(c) (i) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of the Company and each such other Loan Party and this Amendment has been duly executed and delivered by the Company and each other Loan Party and this Amendment, the Credit Agreement, as amended hereby, in each case constitute valid and binding obligations of each of them, as applicable, enforceable in accordance with their respective terms, (ii) no Default or Event of Default has occurred or is continuing under the Credit Agreement or the Private Placement Notes documents or would result from the execution and delivery thereof, and (iii) each of the representations and warranties set forth in Section 9 of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the date hereof, unless any such representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects.

6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment. This Amendment is a Loan Document. Any reference to the Loan Documents contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to this Amendment.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. A counterpart of this Amendment delivered by facsimile or other electronic means shall for all purposes be as effective as delivery of an original counterpart.

9. Costs. The Company agrees to pay on demand all reasonable costs and expenses incurred by the Agent (including fees and expenses of counsel) incurred in connection with the negotiation and preparation of this Amendment.

10. Governing Law. The validity and interpretation of this Amendment and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any provisions relating to conflict of laws that would call for the application of the laws of another jurisdiction.

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Delivered at Chicago, Illinois, as of the day and year first above written.

THE AGENT AND BANK:

BANK OF AMERICA, N.A., successor by

merger to LaSalle Bank National Association, as Agent and as a Bank

By: /s/ Jonathan M. Philips

Name: Jonathan M. Philips

Title: Senior Vice President

OTHER LOAN PARTIES: ENERGY WEST PROPANE, INC., a Montana corporation, as a Loan Party By: /s/ Kevin Degenstein Name: Kevin Degenstein Title: President

COMPANY: ENERGY WEST, INCORPORATED, a Montana corporation By: /s/ Thomas J. Smith Name: Thomas J. Smith Title: Vice President and Chief Financial Officer	ENERGY WEST RESOURCES, INC., a Montana corporation, as a Loan Party By: /s/ Gregory J. Osborne Name: Gregory J. Osborne Title: President and Chief Operating Officer

ENERGY WEST DEVELOPMENT, INC., a Montana corporation, as a Loan Party By: /s/ Kevin Degenstein Name: Kevin Degenstein Title: President